Exhibit 99.1

Protagonist Therapeutics Announces Topline Data from Phase 2 IDEAL Study of PN-943 in Ulcerative Colitis

PN-943 achieved 27.5% clinical remission with a delta of 13% versus placebo, with strong concordance across all key proxies including histological and endoscopic endpoints for efficacy, in the twice daily 150 mg dose arm

Achieved clinical proof-of-concept and validation for oral, gut-restricted approach for ulcerative colitis via blockade of the alpha-4-beta-7-integrin pathway

Plans underway for a registrational Phase 3 study anchored around twice daily 150 mg dose of PN-943, pending regulatory guidance

Protagonist to host a conference call today at 6:00 p.m. ET

NEWARK, Calif., April 25, 2022 /PRNewswire/ -- Protagonist Therapeutics (Nasdaq: PTGX) today announced topline results from the Phase 2 IDEAL study evaluating PN-943 in patients with moderate-to-severe ulcerative colitis (UC).

"We are delighted with the strength of the results from the IDEAL study and look forward to working with the regulatory agencies as we prepare for a Phase 3 registrational program for PN-943 in moderate-to-severe ulcerative colitis," said Dinesh V. Patel, Ph.D., President and Chief Executive Officer of Protagonist. "Our oral, gut-restricted alpha-4-beta-7-integrin antagonist agent PN-943 has demonstrated clinical efficacy on par with the approved injectable antibody drug working through the same biological target. We believe the results of the IDEAL study may be paradigm shifting and of broad scientific relevance in understanding IBD pathogenesis and gut-restricted drug development via intervention of the integrin-MAdCAM pathway. Based on its convenience of oral administration and the favorable efficacy and safety results observed to date, we believe that PN-943 has the potential to become a first-in-class, foundational oral medicine for individuals living with moderate-to-severe ulcerative colitis."

"With the IDEAL study, we have demonstrated clinical proof-of-concept and validation for potential treatment of ulcerative colitis via oral, gut-restricted blockade of the alpha-4-beta-7-integrin pathway," said Scott Plevy, M.D., Executive Vice President and Therapeutic Head of Gastroenterology at Protagonist. "The study assessed two doses of PN-943, 150 mg BID and 450 mg BID, and demonstrated a very clear and consistent treatment effect at the lower 150 mg BID dose across key endpoints. The dose response demonstrated by this study is consistent with several other modalities in the integrin pathway. The findings in the lower-dose arm provide consistent evidence of clinical efficacy and safety, and clear direction on the dosing regimen for the Phase 3 registrational program."

"The oral, gut-restricted agent PN-943 appears to exert similar effects at the twice daily 150 mg dose in comparison to the approved injectable alpha-4-beta-7-integrin antibody drug and its mechanism of action," said Bruce Sands, M.D., M.S., the Dr. Burrill B. Crohn Professor of Medicine at the Icahn School of Medicine at Mount Sinai, principal investigator for the IDEAL study and consultant to Protagonist. "There is a clear unmet need and strong clinical benefit for patients with an oral agent working through such a proven IBD specific mechanism, and the IDEAL study results provide good rationale for moving PN-943 forward in a Phase 3 registrational study."

Summary of Key Results

IDEAL is a randomized, double-blinded, placebo-controlled, multicenter Phase 2 study to evaluate the safety and efficacy of PN-943, an oral, gut-restricted, alpha-4-beta-7-integrin antagonist. 159 patients with moderate-to-severe active UC were randomized to either twice daily (BID) with 450 mg or 150 mg PN-943, or placebo, for 12 weeks and analyzed for outcome measures.

While the 450 mg BID dose did not meet the prespecified primary endpoint, the 150 mg dose achieved a placebo versus treatment delta of 13% (p=0.08) in the modified Intent to Treat (mITT) group, and a delta of 16% (p=0.04) in the bio-naïve group. In addition, the 150 mg BID data showed strong concordance across multiple parameters including statistically significant histological remission and endoscopic improvement.

PN-943 150 mg BID dose forms the basis for a Phase 3 registrational program

•	27.5% clinical remission vs 14.5% in placebo (delta 13%, p=0.08) for mITT analysis
•	16% delta in BIO-naïve population (p=0.04)
•	Strong concordance with efficacy across multiple key secondary endpoints with statistically significant differences in histologic remission/improvement and endoscopic improvement
•	Safety analysis similar for the 150 mg BID dose versus the placebo group

Conference Call and Webcast Information

A conference call will take place today, April 25, 2022, at 6:00 p.m. ET.

Protagonist's management team will be joined by Bruce Sands, M.D., M.S., the Dr. Burrill B. Crohn Professor of Medicine at the Icahn School of Medicine at Mount Sinai and principal investigator for the IDEAL study and consultant to Protagonist.

Live audio of the conference call will be simultaneously broadcast over the internet. The call will be available to investors, members of the news media, and the general public.

To access the live call, dial 1-877-870-4263 (U.S./Canada) or 1-412-317-0790 (international) five minutes prior to the call and ask to be joined to the Protagonist Therapeutics call (conference ID 10166546). A live and archived webcast will be accessible in the Investors section of the Company's website at www.protagonist-inc.com.

About Protagonist

Protagonist Therapeutics is a biopharmaceutical company with multiple peptide-based new chemical entities in different stages of clinical development, all derived from the Company's proprietary technology platform.

Protagonist's pipeline includes rusfertide, an investigational, injectable hepcidin mimetic currently in the REVIVE Phase 2 proof-of-concept clinical trial for polycythemia vera (PV), the PACIFIC Phase 2 study in PV subjects with high hematocrit levels, and a recently completed Phase 2a study for hereditary hemochromatosis. The Company has opened sites and initiated patient screening for VERIFY, a single, global Phase 3 randomized, placebo-controlled trial evaluating the efficacy and safety of a once weekly, subcutaneously self-administered dose of rusfertide.

The IDEAL Phase 2 study of PN-943 in moderate-to-severe ulcerative colitis concluded in April 2022. The results of this Phase 2 study supported advancement of the 150-milligram dose of PN-943 into a Phase 3 registrational study. Plans for the Phase 3 registrational study are underway. The Company is targeting ulcerative colitis as the initial indication.

Protagonist has granted Janssen an exclusive worldwide license to research, develop and commercialize oral IL-23 receptor antagonists based on the Company's intellectual property. Current development efforts are centered on PN-235, discovered by Protagonist and further developed in collaboration with Janssen. FRONTIER 1, a Phase 2b multicenter, randomized, placebo controlled, dose-ranging study to evaluate the safety and efficacy of PN-235 for the treatment of moderate-to-severe plaque psoriasis, commenced in early 2022.

Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things, our plans for further clinical development of PN-943 and the potential benefits of PN-943.  In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "may," "will," "expect," or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our ability to develop and commercialize our product candidates, our ability to earn milestone payments under our collaboration agreements, the impact of the current COVID-19 pandemic on our discovery and development efforts, the impact of the ongoing military conflict in Ukraine and Russia on any future studies, our ability to use and expand our programs to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, and our ability to obtain and adequately protect intellectual property rights for our product candidates.  Additional information concerning these and other risk factors affecting our business can be found in our periodic filings with the Securities and Exchange Commission, including under the heading "Risk Factors" contained in our most recently filed periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release.  Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward- looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

CONTACT: Company: Jami Taylor – j.taylor@ptgx-inc.com; Investors: Kevin Murphy – protagonist@argotpartners.com; Media: Virginia Amann – VirginiaAmann@EntenteInc.com